EXHIBIT 14

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form N-14 of Fidelity Covington Trust of our reports dated October 14, 2022, relating to the financial statements and financial highlights, which appear in Fidelity Large Cap Growth Enhanced Index Fund, Fidelity Large Cap Value Enhanced Index Fund, Fidelity Large Cap Core Enhanced Index Fund, Fidelity Mid Cap Enhanced Index Fund, and Fidelity International Enhanced Index Fund’s Annual Report on Form N-CSR for the year ended August 31, 2022; of our report dated April 11, 2023, relating to the financial statements and financial highlights, which appears in Fidelity Small Cap Enhanced Index Fund’s Annual Report on Form N-CSR for the year ended February 28, 2023. We also consent to the references to us under the headings “Additional Information About the Funds” and “Experts” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated October 29, 2022 for Fidelity International Enhanced Index Fund, Fidelity Large Cap Core Enhanced Index Fund, Fidelity Large Cap Growth Enhanced Index Fund, Fidelity Large Cap Value Enhanced Index Fund, Fidelity Mid Cap Enhanced Index Fund; April 29, 2023 for Fidelity Small Cap Enhanced Index Fund; and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated October 4, 2023 for Fidelity Enhanced International ETF, Fidelity Enhanced Large Cap Core ETF, Fidelity Enhanced Large Cap Growth ETF, Fidelity Enhanced Large Cap Value ETF, Fidelity Enhanced Mid Cap ETF, and Fidelity Enhanced Small Cap ETF, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 28, 2023